UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Monarch Community Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONARCH COMMUNITY BANCORP, INC. 375 North Willowbrook Road Coldwater, MI 49036 (517) 278-4566

March 23, 2007

Dear Shareholder:

                I am pleased to invite you to attend the Monarch Community Bancorp, Inc.’s 2007 annual meeting of shareholders on Tuesday, April 17, 2007. We will hold the meeting at 10:00 a.m. at the Creal Soccer Complex, 511 North Marshall Road, Coldwater, Michigan.

                On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company’s 2006 Annual Report.

                Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting.  You can attend the meeting and vote in person, even if you have sent in a proxy card.

                The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

                The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

Sincerely,

/s/ Donald L. Denney
President and Chief Executive Officer

MONARCH COMMUNITY BANCORP, INC. 375 North Willowbrook Road Coldwater, MI 49036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., local time, on Tuesday, April 17, 2007

PLACE	Creal Soccer Complex 511 North Marshall Road Coldwater, Michigan

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

(2) To ratify the selection of Plante & Moran, PLLC as independent auditors of the Company for the 2007 fiscal year.

(3) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on February 23, 2007.

QUORUM	One-third of the shares of common stock entitled to vote must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.

March 18, 2007	/s/ Andrew J. Van Doren
Secretary

TABLE OF CONTENTS

SOLICITATION AND VOTING	4
Shareholders Entitled to Vote	4
Voting Procedures	4
Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP	5
Required Vote	5
Revoking a Proxy	5
Cost of Proxy Solicitation	6
Other Matters	6
GOVERNANCE OF THE COMPANY	6
Role and Composition of the Board of Directors	6
The Executive Committee	7
The Audit Committee	7
Audit Committee Financial Expert	7
The Nominating Committee	8
The Compensation Committee	9
Code of Ethics	10
Shareholder Communications with the Board	10
ITEM 1. ELECTION OF DIRECTORS	11
NOMINEES WHOSE TERMS WILL EXPIRE IN 2009	11
NOMINEES WHOSE TERMS WILL EXPIRE IN 2010	11
CONTINUING DIRECTORS WITH TERMS EXPIRING 2007	12
CONTINUING DIRECTORS WITH TERMS EXPIRING 2008	12
CONTINUING DIRECTORS WITH TERMS EXPIRING 2008	12
CONTINUING DIRECTORS WITH TERMS EXPIRING 2009	12
ITEM 2. RATIFICATION OF AUDITORS	13
Audit Fees	13
Audit Related Fees	13
Tax Fees	14
All Other Fees	14
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	15
Transactions With Certain Related Persons	17
Compensation Committee Interlocks and Insider Participation	17
COMPENSATION COMMITTEE REPORT	17
COMPENSATION DISCUSSION AND ANALYSIS	18
Executive Compensation Objectives and Elements	18
Summary Compensation Table	20
Backgrounds of our Executive Officers	20
Denney Employment Agreement	21
CEO Employment Agreement	21
Management Continuity Agreements	22
2003 Recognition and Retention Plan	24
2003 Stock Option Plan	24
401(k) Plan	25
Employee Stock Ownership Plan and Trust	25
Grant of Plan-Based Awards Table	25
Outstanding Equity Awards at Fiscal Year End	26
Option Exercises and Stock Vested	26
Nonqualified Deferred Compensation	27
Director Compensation	27
AUDIT COMMITTEE REPORT	28
COMPLIANCE WITH SECTION 16	29
SHAREHOLDER PROPOSALS FOR THE YEAR 2007 PROXY STATEMENT	29

MONARCH COMMUNITY BANCORP, INC. 375 North Willowbrook Road Coldwater, MI 49036

SOLICITATION AND VOTING

                We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Monarch Community Bancorp, Inc. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.

                You are invited to attend our Annual Meeting on April 17, 2007 beginning at 10:00 a.m., local time. The Annual Meeting will be held at the Creal Soccer Complex, 511 North Marshall Road, Coldwater, Michigan.

                This Proxy Statement and the enclosed form of proxy are being mailed starting on or about March 23, 2007.

Shareholders Entitled to Vote

                Holders of record of common stock of the Company at the close of business on February 23, 2007 are entitled to receive this notice. Generally, each share of common stock of the Company is equal to one vote. However, the Company’s Articles of Incorporation limit the number of shares that may be voted by any holder owning beneficially more than 10% of the outstanding shares of the common stock of the Company (the “Limit”). A beneficial holder of shares in excess of the Limit may not vote any shares exceeding the Limit. A shareholder may exceed the Limit if affiliates of the shareholder as well as persons acting in concert hold sufficient shares together with such shareholder so as to exceed the Limit. Pursuant to the Articles of Incorporation, the Board of Directors will (i) make all determinations necessary to implement these rules and (ii) demand that anyone reasonably believed to beneficially own shares in excess of the Limit supply information to the Company to enable the enforcement of these rules.

                There is no cumulative voting at the Annual Meeting.

                As of the record date, there were 2,533,781 common shares issued and outstanding.

Voting Procedures

                Unless you hold your shares in the Company’s Savings and Profit Sharing Plan (the “401(k) Plan”) or the Employee Stock Ownership Plan and Trust (the “ESOP”), you can vote on matters to come before the meeting in one of two ways:

•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

                You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

                The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

                If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP

                If you participate in the Company’s 401(k) Plan or ESOP, please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan or ESOP and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan or ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.

Required Vote

                The presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

                Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of directors. Abstentions and broker “non votes” are not counted in determining the vote. As to ratification of Plante & Moran, PLLC and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.

Revoking a Proxy

                If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Monarch Community Bancorp, Inc., 375 North Willowbrook Road, Coldwater, Michigan 49036; or

•	unless you hold shares in the 401(k) Plan or ESOP, you may revoke by voting in person at the Annual Meeting.

                If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

Cost of Proxy Solicitation

                We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

Other Matters

                The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

GOVERNANCE OF THE COMPANY

Role and Composition of the Board of Directors

                Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Certificate of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of Messrs. Adamson, Bracy, Dally, Dobbins, Mitchell, Ross, Vozar, and Welch are independent as independence is defined in the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented.

                Members of the Board of Directors serve also as Directors of Monarch Community Bank (the “Bank”). The Bank is the Company’s wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.

                During 2006, the Board of Directors met as the Company’s Board of Directors 12 times. In addition, the Board of Directors has authorized four Committees to manage distinct matters of the Company. These Committees are the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 2006.

Name	Board	Executive	Audit	Nominating	Compensation

Harold A. Adamson	X	X	X
Lauren L. Bracy	X				X
Craig W. Dally	X			X
Donald L. Denney	X	X
Richard L. Dobbins	X	X	X	X
Martin L. Mitchell	X		X
Stephen M. Ross	X	X
James R. Vozar	X				X
Gordon L. Welch	X			X	X
Meetings in 2006	12	1	12	1	3

The Executive Committee

                The Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors.

The Audit Committee

                The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing all Board Policies annually;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.

Audit Committee Financial Expert

                While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not include a director who qualifies for designation as an “audit committee financial expert” – a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or “experience actively supervising” others engaged in), preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company’s financial statements.

The Nominating Committee

                Our Board of Directors has a Nominating Committee which consists of three directors. Messrs. Dally, Dobbins, and Welch are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board’s selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the fiscal year ended December 31, 2006, the Nominating Committee held one meeting.

                Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to the proxy statement in connection with the 2006 annual meeting and is also available to shareholders on our website, at http://www.monarchcb.com. Each of the members of our Nominating Committee is independent as independence is defined in the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented.

                The Nominating Committee’s policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to

Andrew J. Van Doren, Secretary
Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036

                The Nominating Committee has established certain qualifications in order to be eligible for service on the Board:

•
No person shall be eligible for election or appointment to the Board of Directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818 (u), or any successor provision, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person is eligible for election to the Board of Directors if the person is the nominee or representative of a person or group that includes a person who is ineligible for election to the Board.

•	No person shall be eligible for election or appointment to the Board of Directors if such person shall have attained the age of 70 years at the time of such election or appointment.

                Historically, the Nominating Committee used a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs; and nominees have been existing directors or business associates of our directors or officers. In 2005, objective standards for evaluating director nominees were adopted, as follows:

A. Nominees for Directors of the Company shall possess such qualifications as the Company’s Bylaws may require.

B. Nominees shall own, directly or indirectly, at least 1,000 shares of common stock of the Company. Shares owned jointly with other persons shall be counted toward such minimum.

C. Nominees shall be at least 30 years of age as of the date of election to the Board.

D. Nominees shall be citizens of the United States of America.

E. Nominees shall possess a Bachelor’s Degree from an accredited college or university, or shall possess employment experience judged by the Committee to be the equivalent of such a degree.

F. Nominees shall possess a minimum of 10 years experience in a least one of the following:

•	Management position(s) with a for-profit or non-profit entity;

•	Ownership of a business; or

•	Employment in a learned profession such as accounting or law.

G. Nominees shall exhibit a basic understanding of financial statements and the banking industry.

H. Nominees shall not be or have been under any type of disciplinary order, sanction, or penalty from a national or state banking, securities, or licensed profession regulatory body.

I. Nominees shall not have been convicted of a crime, other than non-substance abuse related traffic offenses.

J. Nominees shall certify in writing that he or she possess the above qualifications.

K. Nominees shall furnish such references as the Committee may request.

L. Nominees shall answer such questions and attend such interviews as the Committee shall request.

                Nominees recommended by a shareholder also will be evaluated in accordance with the above standards. The complete Nominating Committee Polices and Procedures is available on our website, www.monarchcb.com.

                Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company’s bylaws. Pursuant to our bylaws, nominations by shareholders must be delivered in writing to the Secretary of Monarch Community Bancorp, Inc. at least 90 days but no more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made.

The Compensation Committee

                The Compensation Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer (Mr. Denney) and senior management. The Committee does not have a charter. This Committee also approves the senior officers’ compensation and other incentive compensation programs recommended by the Chief Executive Officer, subject to final approval of the Company’s budget by the Board of Directors. The Committee’s functions include:

•	awarding shares or options under the Company’s stock option plan (the Committee has delegated to the Chief Executive Officer authority to award options to Company employees);

•	recommending to the Board of Directors changes in director compensation, as well as the award of shares or options to directors;

•	reviewing and discussing the Compensation Discussion and Analysis contained in this Proxy Statement; and

•	publishing an annual Executive Compensation Committee Report for the shareholders.

Code of Conduct

                The Company has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.

                This Code of Conduct is attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as Exhibit 14. We have also posted it on our Web site at http://www.monarchcb.com. We will provide to any person without charge, upon request, a copy of our Code of Conduct. Requests for a copy of our Code of Conduct should be made to our Secretary at 375 North Willowbrook Road, Coldwater, Michigan 49036. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.monarchcb.com within five business days following the date of the amendment or waiver.

Shareholder Communications with the Board

                Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nominating Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors; its Nominating Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nominating Committee, its Audit Committee or specific directors, at our principal executive offices at 375 North Willowbrook Road, Coldwater, Michigan 49036. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the annual meeting of shareholders, if possible. All of our then-current directors attended the 2006 annual meeting of shareholders.

ITEM 1. ELECTION OF DIRECTORS

                Currently, the Board of Directors has nine members divided into three classes of three directors per class. Each class of directors has three-year terms. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.

                Three directors will be elected at the Annual Meeting to serve for three-year terms expiring at our Annual Meeting in the year 2010.

                The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the three nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

                The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2010 at the Annual Meeting: Craig W. Dally, Donald L. Denney, and Richard L. Dobbins.

                The Board of Directors recommends a vote FOR the election of these nominees as Directors.

                We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting is set forth below. Such terms may include years of services for the Bank prior to the formation of the Company.

NOMINEES WHOSE TERMS WILL EXPIRE IN 2010

Craig W. Dally	60
Director since 1992. Vice President, Treasurer and General Manager of Dally Tire Co., a retail and commercial tire reseller with over $1 million in sales located in Coldwater, Michigan. Mr. Dally has served in this capacity for over 20 years.

Donald L. Denney	56
Director since September, 2004. President and Chief Executive Officer of Monarch Community Bancorp, Inc. and Monarch Community Bank since September, 2004. From April 2004 to September 2004, Vice President, Monarch Community Bank. From 1996-2004, Mr. Denney was President and Chief Lending Officer, Farmers Citizens Bank, Bucyrus, Ohio. Previously, he served as Community President for Bank One in Michigan from 1988-1996. Mr. Denney has 35 years experience in banking.

Richard L. Dobbins	62
Director since April, 2004. Previously served as a Director of MSB Financial, Inc. and Marshall Savings Bank, F.S.B. from 1974 to 2004. Mr. Dobbins is an attorney in private practice since 1973, and is

President of North Concord Farms, Inc., North Parma Farms, Inc., and Dobbins Farms, Inc. From 1990 to 2002, he was a director of Caster Concepts, Inc., a manufacturer of industrial wheels and casters in Albion, Michigan.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2008

Name and Age as of the Annual Meeting		Position, Principal Occupation, Business Experience and Directorship

Harold A. Adamson	66
Director since 1988.  Former Chief Executive Officer of Plastic Technology Center, a non-profit organization located in Angola, Indiana from 1995 through 2001. During 2002 and until June 2003, Mr. Adamson was the Assistant Director of Kellogg Community College’s Grahl Center. Mr. Adamson currently is the Chair of the School of Business and of Liberal Arts, Miller College, Battle Creek, Michigan.

Lauren L. Bracy	72	Director since 1991. President and Chief Executive Officer of Bracy & Jahr, Inc., a masonry and building contractor firm located in Quincy, Michigan, and has served in that capacity for over 31 years.

James R. Vozar	71	Director since 1987. Owner of the James R. Vozar Insurance Agency, located in Quincy Michigan, since 1967.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2009

Name and Age as of the Annual Meeting		Position, Principal Occupation, Business Experience and Directorship

Martin L. Mitchell	56
Director since April 2004. Previously served as Director of MSB Financial, Inc. and Marshall Savings Bank, F.S.B. from 1987 to 2004. In 2004, Dr. Mitchell became President and Chief Executive Officer of Starr Commonwealth, a non-profit organization serving youth and their families with campuses in Albion, Battle Creek and Detroit, Michigan and Columbus and Van Wert, Ohio. Previously he was Executive Vice President and Chief Operations Officer 2002-2004, Vice President and COO 1999-2002, and Vice President of Program from 1981-1999. Dr. Mitchell has served on the Board of Directors of Olivet College, Olivet Michigan since 1995.

Stephen M. Ross	63	Director since 1994. Appointed Chairman in 2004. From 1980 until August, 2003, Mr. Ross was Senior Vice President of the Hillsdale

Division of Eagle-Picher, Inc., an automotive supplier.  Mr. Ross currently is Vice President of Sales and Marketing for Southern Michigan Tool and Machine, an automotive parts supplier in Hillsdale, Michigan.

Gordon L. Welch	60

Director since 1986, currently employed by Michigan Gas Utilities a division of WPSR. WPSR is a publicly traded gas and electric holding company headquartered in Green Bay WI. Previously, Mr. Welch was employed by Aquila as an Economic Development Director and prior to that as a Natural Gas Commodity Broker.

ITEM 2. RATIFICATION OF AUDITORS

                The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2007 and is seeking the ratification of the appointment of Plante & Moran, PLLC by our shareholders.

                In the event our shareholders fail to ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

Audit Fees

                Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and for review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows:

2006	2005

$85,000	$83,500

Audit Related Fees

                Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for fiscal years 2006 and 2005 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

2006	2005

$4,035	0

Tax Fees

                Tax fees and expenses billed to the Company for fiscal years 2006 and 2005 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company’s federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

2006	2005

$16,975	$13,800

All Other Fees Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during fiscal years 2006 and 2005 are as follows:

2006	2005

$0	$605

In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2006 is attributable to work performed by persons other than Plante & Moran, PLLC employees.

                The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker “non votes,” is required for the ratification of the appointment of Plante & Moran, PLLC.

                The Board of Directors recommends a vote FOR the ratification of the appointment of Plante & Moran, PLLC as our independent auditors for the year 2007.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

Name	Amount and Nature of Beneficial Ownership (1)		Ownership As a Percent of Class

Harold A. Adamson, Director	11,619	(2)	*
Lauren L. Bracy, Director	34,689	(3)	1.3
Eric Cook, Executive Officer	6,490	(4)	*
Craig W. Dally, Director	9,819	(5)	*
Donald L. Denney, President, CEO & Director	31,712	(6)	1.2
Richard L. Dobbins, Director	24,773	(7)	*
William C. Kurtz, Executive Officer	23,646	(8)	*
Ralph A. Micalizzi, Jr., Executive Officer	1,340	(9)	*
Martin L. Mitchell, Director	16,132	(7)	*
Stephen M. Ross, Chairman	22,419	(2)	*
Andrew J. Van Doren, Executive Officer	29,834	(10)	1.1
James R. Vozar, Director	21,919	(2)	*
Gordon L. Welch, Director	11,919	(2)	*

All directors and executive officers as a group (13 persons)(11)	246,311	(12)	9.5

(1)
Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power, however, includes shares in the 2003 Recognition and Retention Plan that have not yet vested.

(2)	Includes 5,952 shares issuable upon the exercise of options exercisable within 60 days.

(3)	Includes 12,500 shares owned by Bracy & Jahr, Inc. where Mr. Bracy is President and Chief Executive Officer and 5,952 shares issuable upon the exercise of options exercisable within 60 days.

(4)	Includes shares held jointly with spouse and in 401(k) Plan and Employee Stock Ownership Plan.

(5)	Includes 100 shares owned by Dally Tire Company where Mr. Dally is Vice President, Treasurer and General Manager, and 5,952 shares issuable upon the exercise of options exercisable within 60 days.

(6)	Includes shares held in 401(k) Plan and Employee Stock Ownership Plan that have not yet vested, and 8,000 shares issuable upon the exercise of options exercisable within 60 days.

(7)	Includes 3,968 shares issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 6,942 shares issuable upon the exercise of options exercisable within 60 days.

(9)	Includes shares held in 401(k) plan and Employee Stock Ownership Plan that have not yet vested, and 500 shares issuable upon the exercise of options exercisable within 60 days.

(10)	Includes shares held in 401(k) and ESOP, and 5,550 shares issuable upon the exercise of options exercisable within 60 days.

(11)
Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

(12)	Includes a total of 64,640 shares issuable upon the exercise of options exercisable within 60 days.

*	Less than 1% ownership as a percent of class.

SECURITY OWNERSHIP OF SHAREHOLDER HOLDING 5% OR MORE

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF CLASS

Jeffrey L. Gendell 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	215,520(1)	8.5%

Monarch Community Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”) 375 North Willowbrook Road Coldwater, Michigan 49036	166,365(2)	6.6%

(1)	Based upon information disclosed in Schedule 13D filed with the SEC on June 10, 2004.

(2)
Shares of Common Stock were acquired by the ESOP in the Bank’s conversion from mutual to stock form (the “Conversion”). The ESOP Committee administers the ESOP. First Bankers Trust Company has been appointed as the corporate trustee for the ESOP (“ESOP Trustee”). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of February 13, 2007, 73,790 shares have been allocated to ESOP participants’ accounts.

Transactions with Certain Related Persons

                We have followed a written policy of granting consumer loans and loans secured by the borrower’s personal residence to our officers, directors and employees. Loans to all officers and directors up to $250,000 when aggregated with other loans to that officer or director must be reported to the Board of Directors. Loans exceeding $250,000 (when aggregated) must be approved by a majority of the disinterested directors. All loans to our employees, executive officers and directors were made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2006.

                The Company has a written policy requiring annual disclosure by directors and executive officers of the identity of immediate family members and related interests and all transactions between the Company and related persons or interests, which must be on the same terms as transactions with unrelated parties. The Company Secretary maintains records of the disclosures. Other than loans granted by the Company’s subsidiary, Monarch Community Bank under the policies discussed above, there were no transactions with related persons in 2006.

Compensation Committee Interlocks and Insider Participation

                The Compensation Committee of the Board of Directors is comprised of Lauren L. Bracy, James R. Vozar, and Gordon L. Welch, none of whom is or was formerly an officer of the Company. Neither Mr. Bracy, Mr. Vozar nor Mr. Welch had any relationship with the Company which would have required disclosure in this Proxy Statement under the caption “Transactions with Certain Related Persons.” No executive officer of the Company served as a director or on the compensation committee of any other entity in 2006.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee is comprised of three directors, (Messrs. Bracy, Vozar, and Welch). Each of the directors is independent.

                The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Management.

                Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Form 10-K and this Proxy Statement.

                Lauren L. Bracy                              James R. Vozar                           Gordon L. Welch

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

                Under rules adopted by the Securities and Exchange Commission, the Company is required to provide certain information concerning the compensation and benefits provided to Donald Denney, as President and Chief Executive Officer of the Company and the Bank; Ralph A. Micalizzi, Jr., Vice President and Chief Financial Officer of the Company and the Bank; and the other three executive officers of the Company and the Bank; William C. Kurtz, Senior Vice President and Chief Operations Officer; Andrew J. Van Doren, Vice President, Secretary, and General Counsel; and Eric C. Cook, Vice President and Bank Regional President. The disclosure requirements for these individuals include information set forth in various compensation tables below, and a discussion and analysis of the Company’s compensation policies for executive officers and directors.

Executive Compensation Objectives and Elements

                The salaries and other cash compensation; fringe benefits including insurance plans and the 401(k) Plan are provided to the executive officers by the Bank. Stock-based compensation, including the Employee Stock Ownership Plan, the 2003 Recognition and Retention Plan, and the 2003 Stock Option Plan, is awarded by the Company. This section describes the current compensation policy as endorsed by the Company’s Board of Directors and the Compensation Committee, and the resulting actions taken in arriving at 2006 compensation as reported in the various compensation tables. The executive compensation program of the Bank has been designed to:

1.	Provide a pay-for-performance policy that differentiates compensation amounts based upon corporate and individual performance.

2.
Provide compensation opportunities comparable to those offered by other Michigan-based financial institutions and Eastern US banks of similar asset size, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank.

3.	Align the interest of the executive officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock.

                The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP, participation in the Incentive Stock Option Plan and participation in the Retention and Recognition Plan (RRP). An executive officer’s salary is based on a number of factors, including, (1) the Bank’s performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Michigan-based financial institutions, (2) the individual officer’s level of responsibility with the Bank and (3) comparisons to salaries paid to officers holding similar positions in other Michigan–based financial institutions.

                The award of an annual cash bonus is made in the discretion of the Board of Directors and is pursuant to a formal plan or formula. The 2006 bonus plan was the same for all employees because the Company believes that success is dependent on the efforts of all employees. If the net income and other targets established with the final approval of the Board of Directors are not achieved, then no bonuses are paid. The 2006 targets, which included exceeding a net income target and a net income per full time employee equivalent target, were not achieved, so the Company did not pay bonuses based on the 2006 year performance. Future bonus plans will be as established in the Company’s annual budget and business plan. The Company currently does not plan to recover or reduce payments if the relevant terms of the Company’s performance are restated or otherwise adjusted in a manner that would reduce the size of a payment.

                The Bank, as plan sponsor of the ESOP, made an ESOP contribution which was allocated among all participating employees of the Bank, including the executive officers based on their annual salaries. The Compensation Committee uses the award of stock options and/or available Recognition and Retention Plan stock to officers to align the officers’ interests with those of the shareholders; significant vesting periods are also used to retain employees. The amount of stock granted is determined by reviewing the practices of other financial institutions based on information provided by an outside reliable research consultant to the Board of Directors.

                The current salary of the Chief Executive Officer was set by the Board of Directors (Mr. Denney did not participate in the decision) after an appraisal of his performance and discussions between Mr. Denney and the Compensation Committee. This Company plans to continue this practice.

                The annual salaries of the other executive officers generally are based on their annual performance appraisals and the recommendations of the Chief Executive Officer, within the constraints of the budget adopted by the Board of Directors. The budget for 2007 does not include any salary increases.

                In 1993, Section 162 (m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Company does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board.

Summary Compensation Table

                The following table shows, for the year ended December 31, 2006, the cash compensation paid, as well as certain other compensation paid or accrued, to the Chief Executive Officer, the Chief Financial Officer, and the three other executive officers who received over $100,000 in total compensation during such years (minus any change in pension value) in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e1)	(f1)	(g)	(h)	(i2)	(j)

Donald L. Denney President & CEO	2006	189,000	—	55,936	14,570	—	—	19,486	279,352
Ralph A. Micalizzi, Jr. VP& CFO[3]	2006	90,000	—	—	1,587	—	—	8,306	99,893
William C. Kurtz Senior VP & COO[4]	2006	102,274	—	16,887	3,211	—	Not available[5]	11,275	133,647
Andrew J. Van Doren VP, Secretary & General Counsel	2006	93,918	—	14,494	2,567	—	Not available[5]	9,781	120,760
Eric C. Cook VP	2006	94,000	—	—	—	—	—	10,124	104,124

1. Valued in accordance with FAS 123R

2. Includes ESOP allocation, Company 401(k) match, and life insurance premiums

3. Appointed CFO on February 16, 2006

4. Was also CFO until February 16, 2006

5. See narrative in “Pension Benefits” section on page 27

Backgrounds of our Executive Officers

                In addition to the information about our President and Chief Executive Officer, Donald L. Denney, which is set forth on page 12, following is information about the Company’s other executive officers.

                William C. Kurtz, Age 48, Senior Vice President and COO. Mr. Kurtz has been employed by Monarch Community Bank since 1997. He has held the positions of Chief Financial Officer, Controller, Head of Consumer and Mortgage Lending, and Compliance Officer. He holds a Bachelor of Business Administration degree from Western Michigan University and has been a Certified Public Accountant since 1982.

Ralph A. Micalizzi, Jr., Age 44, appointed Vice President, Chief Financial Officer, and Treasurer on February 16, 2006. He joined Monarch Community Bank as Internal Auditor in February 2005; became Bank Vice President and Chief Accountant in October, 2005; and Bank Chief Financial Officer and Treasurer on February 16, 2006. Previously, Mr. Micalizzi served as Chief Financial Officer of United

Midwest Savings Bank, Columbus Ohio; Chief Financial Officer of First Central Bank, Lenoir City, Tennessee, Vice President of Corporate Accounting Department for First American Corporation, Nashville, Tennessee; Vice President and Internal Auditor, Southeast Bancorp, Inc., Corbin Kentucky; and was employed for 10 years by public accounting firms. He holds a Bachelor of Accounting degree from Florida International University and has been a Certified Public Accountant since 1992.

                Andrew J. Van Doren, Age 58, Vice President, Secretary, and General Counsel for Monarch Community Bancorp, Inc. since the Company was formed in 2002. He has been employed by Monarch Community Bank since 2001 as Vice President, Secretary, General Counsel, and Chief compliance Officer. Prior to coming to the Bank, Mr. Van Doren was President of Biringer, Hutchinson, Van Doren, Lillis, and Bappert, P.C., a law firm in Coldwater, Michigan, which he joined in 1983. Mr. Van Doren holds a B.A. from Western Michigan University and a Juris Doctor degree from Northwestern University School of Law.

                 Eric C. Cook, Age 36, Vice President of the Company since April 15, 2004. Mr. Cook began his banking career 1992 with Marshall Savings Bank. He currently is employed by Monarch Community Bank as Vice President and Regional President in Marshall, with responsibility for the Bank’s northern operations. Mr. Cook holds a B.A. from Alma College, an M.B.A from Western Michigan University’s Haworth School of Business, and has completed the Graduate School of Banking at the University of Wisconsin. He serves on several Michigan Bankers Association committees.

CEO Employment Agreement

                Donald L. Denney’s (“Executive”) employment agreement with the Company, dated September 20, 2006 (which replaced the agreement dated September 16, 2004) is the only Company employment agreement. It provides that he will serve in the capacity of President and Chief Executive Officer of the Company. The term of the agreement is for a term of one year beginning on September 6, 2006, with the term automatically renewing for one additional day each day after September 6, 2006, unless terminated earlier in accordance with the agreement. During the term of the agreement, the Company will pay to Executive a base salary of $189,000 annually. The rate of Executive’s base salary beginning in 2007 will be reviewed by the Board of Directors, and Executive will be entitled to an increase in such amount as the Board may decide. Executive is also entitled to receive an annual discretionary bonus pursuant to the bonus program then in effect and is eligible for stock options, awards, and participation in the Company’s employee benefit and fringe benefit programs.

                Upon any termination of Executive’s employment with the Company (other than a termination which occurs following a change in control), Executive has agreed not to compete with the Company for the longer of (i) the period that Executive continues to receive his base salary under the agreement, or (ii) one year following his date of termination. The agreement’s prohibition on competition prohibits Executive from working for or advising, consulting or otherwise serving or having a material financial interest in any entity whose business is similar to or which materially competes with the business activities of the Company within Branch County, Michigan. The prohibition on competition also prohibits Executive from offering employment to or employing on his own behalf or on behalf of another person or entity, any person who is employed by the Company within six months of Executive’s termination of employment.

                If the Board terminates Executive’s employment without cause prior to the expiration of the term, Executive is entitled to his base salary and to continue to participate in the Company’s health care plan for the longer of (i) the remainder of the term of his agreement, or (ii) one year following the date of termination of employment. If Executive’s employment is terminated for cause, no continued payments or benefits are due under the agreement. “For cause” is defined as termination due to Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or to follow one or more specific written directives of the Board, reasonable in nature and scope, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of the agreement.

                If, following a change in control, the agreement is terminated by the Company without cause or by Executive for good reason, Executive is entitled to his base salary and to continue to participate in the Company’s health care plan for a period of two years. “Good reason” generally includes: (A) if Executive would be required to move his personal residence or perform his principal executive functions more than 25 miles from the Company’s main office; (B) if, in the organizational structure of the Company, Executive would be required to report to a person or persons other than the Board; (C) if the Company should fail to maintain Executive’s base salary or fail to maintain employee benefit plans or arrangements generally comparable to those currently in place; (D) if Executive is assigned substantial duties and responsibilities other than those normally associated with his current position; or (E) if Executive is removed from or not re-nominated to serve on the Board.

                A “change in control” is defined to include the following: (A) any third person becoming the beneficial owner of shares of the Company with respect to which 25% or more of the total number votes for the election of the Board may be cast; (B) a change in control of the Company’s subsidiary bank within the meaning of the Home Owners Loan Act of 1933; (C) as a result of or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who are directors of the Company before such transaction or event ceased to constitute a majority of the Board of the Company or any successor to the Company; or (D) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Company.

                In the event of disputes under the agreement, the parties have agreed to binding arbitration in accordance with the rules of the American Arbitration Association and have waived their right to a trial by jury. The Company has also agreed to indemnify Executive to the fullest extent permitted under law and applicable regulation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company.

                Assuming the termination occurred on December 31, 2006, the estimated total post-employment payment due Mr. Denney under the agreement (assuming termination by the Company without cause and current salary, health insurance costs, and company stock value) is $322,744; or (assuming termination due to a change in control of the Company and current salary, health insurance costs, and company stock value) $645,488.

Management Continuity Agreements

                On December 16, 2004, the Company entered into management continuity agreements with two of its executive officers: William C. Kurtz, Senior Vice President and Chief Operating Officer and Andrew J. Van Doren, Vice President and General Counsel; on February 21, 2005, with Ralph A. Micalizzi, Jr., Vice President, Treasurer, and Chief Financial Officer; and on April 18, 2006, with Eric C. Cook, Vice President (each an “Executive”). The agreements are valid for a period of one year and will renew automatically for successive one-year periods, unless the Board of Directors of the Company indicates by resolution adopted at least three months prior to the end of the relevant one-year term that the agreements shall not be renewed.

                Pursuant to the agreements if, during a change in control period, Executive is terminated other than for cause, death, disability or retirement, or if Executive terminates his employment for good reason, then the Executive is entitled to receive his annual base salary for a period of twelve months following the date of termination and ongoing health insurance coverage for Executive and his family under the Bank’s health care plan for a period of twelve months. If Executive’s employment is terminated by reason of death, disability or retirement during the change in control period, then the agreement terminates and the Company must pay Executive his annual base salary through the date of termination and any benefits that have accrued prior to that date. If Executive’s employment is terminated for cause, then the agreement terminates without any further obligations to Executive.

                A “change in control” is defined to include the following: (A) any third person becoming the beneficial owner of shares of the Company with respect to which 25% or more of the total number votes for the election of the Board may be cast; (B) a change in control of the Company’s subsidiary bank within the meaning of the Home Owners Loan Act of 1933; (C) as a result of or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who are directors of the Company before such transaction or event ceased to constitute a majority of the Board of the Company or any successor to the Company; or (D) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Company. The “change in control period” is defined as the period commencing on the date of the change in control and ending twelve months later.

                “Cause” is defined as termination due to Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or to follow one or more specific written directives of the Board, reasonable in nature and scope, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of the agreement. “Good reason” generally includes: (A) if Executive would be required to move his personal residence or perform his principal executive functions more than 25 miles from the Executive’s primary office; (B) if the Company should fail to maintain Executive’s base salary or fail to maintain employee benefit plans or arrangements generally comparable to those currently in place; or (C) if Executive is assigned substantial duties and responsibilities other than those normally associated with his current position.

                In the event of disputes under the agreement, the parties have agreed to binding arbitration in accordance with the rules of the American Arbitration Association and have waived their right to a trial by jury.

                Assuming termination occurred on December 31, 2006, the estimated total post-employment payments due under these agreements (assuming current salary, health insurance costs, and company stock value) are as follows:

•	Mr. Micalizzi: $98,228

•	Mr. Kurtz: $148,398

•	Mr. Van Doren: $137,438

•	Mr. Cook: $101,264.

2003 Recognition and Retention Plan

                The Recognition Plan acquired 92,575 shares of Common Stock. At December 31, 2006, 64,386 shares had been granted to current directors and executive officers and 31,906 of such shares had vested. Under the Recognition Plan, shares are awarded as restricted stock which vests in equal annual installments over the five-year period from the date of grant. The dividends on unvested shares are paid to the grantee. Currently grants are made by the Compensation Committee on the recommendation of the Chief Executive Officer, based the grantee’s performance.

                If the grantee’s employment terminates, all unvested shares are forfeited unless due to a change in control of the Company, death or disability; upon the occurrence of any such event, all unvested shares become vested.

                Unvested shares are not transferable.

                In the event of any change in the outstanding shares of the Company’s Common Stock because of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Company or in the shares of Common Stock, the number and class of shares awarded shall be appropriately adjusted by the Compensation Committee.

2003 Stock Option Plan

                A total of 231,438 shares of Common Stock were reserved under the 2003 Stock Option Plan for award to directors and employees. Under the Option Plan, options are awarded that vest in equal annual installments over the five-year period from the date of the grant. The option price is the market price on the date of the award. Currently awards are made by the Compensation Committee on the recommendation of the Chief Executive Officer.

                In the event of any change in the outstanding shares of the Company’s Common Stock because of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Company or in the shares of Common Stock, the number and class of shares awarded and the Exercise Price shall be appropriately adjusted by the Compensation Committee.

                If an option-holder’s employment is terminated for cause, all options are forfeited. In the event of voluntary termination or termination other than for cause (except termination after a change in control of the Company), unvested options are forfeited; vested options must be exercised within three months of termination (one year in the event of termination because of disability) or are forfeited.

                In the event of termination following a change in control of the Company, all unexercised options, including unvested options, become exercisable.

                Options are not transferable, except that in the event of death the person to whom the options are transferred by will or the laws of descent may exercise the options that were vested at death within one year of the death of the Optionee. However, the Company has the discretion to pay the amount by which the Market Value per share of Common stock on the date of exercise of the Options exceeds the Exercise Price per Option Share, multiplied by the number of Option Shares exercised.

401(k) Plan

                The Bank has a 401(k) Plan in which substantially all employees may participate. Effective October 1, 2006, the 401(k) Plan provides for matching contributions equal to 25% (reduced from 50%) on the first 6% of the participant’s 401(k) deferrals for the year. Employer contributions become 20% vested for each year of employment, with full vesting after five years.

Employee Stock Ownership Plan and Trust

                The Bank has established an ESOP for employees of the Bank. Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in our employee stock ownership plan.

                The ESOP borrowed funds from the Company to purchase 185,150 shares of Common Stock in the Bank’s conversion from mutual to stock form. The original loan to the ESOP was to be repaid principally from the Bank’s contributions to the ESOP over a period of ten years, and the collateral for the loan is the Common Stock purchased by the ESOP. Effective January 1, 2007, the loan was amended to provide for payback over an additional five years. The amendment thus reduced the annual compensation costs attributable to the ESOP.

                Effective January 1, 2007, the vesting schedule was changed from five year “cliff” vesting (which required five full years of employment before a participant became vested) to a vesting schedule under which participants become 20% vested for each year of employment, with full vesting after five years. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Grant of Plan-Based Awards Table

The equity plan awards during 2006 were given primarily to reward individuals who attained specific goals set by the Chief Executive Officer.

Name	Grant Date[1]	All Other Stock Awards: Number of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- Lying Options (#) (j)	Exercise Or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value ($) (l)
(a)	(b)

Donald L. Denney	—	—	—	—	—
Ralph A.	3/13/06	—	2,500	12.15	6,718
Micalizzi, Jr.	10/23/06		7,500	10.76	17,356
William C. Kurtz	—	—	—	—	—
Andrew J. Van Doren	2/17/06	500	—	—	6,045
Eric C. Cook	—	—	—	—	—

[1] Twenty percent of the options and stock granted vest annually commencing on the first anniversary date of the grant.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]

(a)	(b)	(c)	(e)	(f)	(g)	(h)

Donald L.	8,000	12,000	14.00	9/16/2014	12,400	122,400
Denney	2,000	3,000	13.10	12/16/2014
Ralph A.	0	2,500	12.15	3/13/2016	None	—
Micalizzi, Jr.	0	7,500	10.76	10/23/2016
William C. Kurtz	6,942	4,628	13.00	4/24/2013	3,710	37,842
Andrew J. Van Doren	5,550	3,700	13.00	4/24/2013	3,360	34,272
Eric C. Cook	None	None	—	—	None	—

1. Valued at 12/31/06 market value of $10.20 per share.

Option Exercises and Stock Vested As indicated, there were no stock option exercises during 2006. No other compensation, such as tax reimbursement payments, was paid at the time of vesting.

	Option Awards		Stock Awards

Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Donald L. Denney	None	—	3,600 400	41,580 4,200
Ralph A. Micalizzi, Jr.	None	—	None	—
William C. Kurtz	None	—	1,860	21,204
Andrew J. Van Doren	None	—	1,480	16,872
Eric C. Cook	None	—	None	—

Pension Benefits The Company’s defined-benefit pension plan was frozen in April, 2004. Mr. Denney, Mr. Micalizzi, and Mr. Cook are not participants in the plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Donald L. Denney	—	—	—	—
Ralph A. Micalizzi, Jr.	—	—	—	—
William C. Kurtz	Financial Institutions Retirement Fund	9	Not Available	None
Andrew J. Van Doren	Financial Institutions Retirement Fund	5	Not available	None
Eric C. Cook	—	—	—	—

                The Company is part of a non-contributory, multi-employer defined benefit pension plan covering employees who were employed by the Company prior to April 1, 2004. Effective April 1, 2004, employees’ benefits under the plan were frozen. The plan is administered by a trustee of the Financial Institutions Retirement Fund. Because it is a multi-employer plan, there is no separate valuation of plan benefits or segregation of plan assets specifically for the Company.

Nonqualified Deferred Compensation

                There are no nonqualified deferred compensation plans for officers or employees.

Director Compensation

                 The members of the Boards of Directors of Monarch Community Bancorp and Monarch Community Bank are identical. Except for Mr. Denney, during 2006, each director of the Bank received an annual retainer fee of $12,000 for his service on the Board of Directors. In addition, each director (other than Mr. Denney) received $300 for each Bank regular and special board meeting attended, and a fee of $300 for each committee meeting attended. The Chairman of the Board receives an additional $9,000 per year. No fees are paid for attending the Company’s board meetings.

                Through December 2004, we maintained a deferred compensation plan for the benefit of our directors. Under the plan each director may make an annual election to defer receipt of all or a portion of his monthly director fees into a non-qualified deferred program to supplement his retirement. The deferred amounts are allocated to a deferral account and credited with interest at the rate equal to the greater of 5% or Monarch Community Bank’s return on average equity for the previous fiscal year. On December 16, 2004, the plan was terminated effective December 31, 2004.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Harold A. Adamson	18,000	7,203	5,337	None	—	None	30,540
Lauren L. Bracy	16,600	7,203	5,337	None	—	None	29,140
Craig W. Dally	15,900	7,203	5,337	None	—	None	28,440
Richard L. Dobbins	21,000	3,243	2,916	None	—	None	27,159
Martin L. Mitchell	19,200	3,243	2,916	None	—	None	25,359
Stephen M. Ross	26,700	7,203	5,338	None	—	None	39,241
James R. Vozar	16,600	7,203	5,338	None	—	None	29,141
Gordon L. Welch	18,100	7,203	5,338	None	—	None	30,641

1. Valued in accordance with FAS 123R.

AUDIT COMMITTEE REPORT

                The Audit Committee is comprised of three directors (Messrs. Adamson, Dobbins, and Mitchell). Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an Appendix to the Proxy Statement in connection with the 2005 Annual Meeting.

                In connection with the audited financial statements contained in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

                Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

THE AUDIT COMMITTEE

Harold A. Adamson	Richard L. Dobbins	Martin L. Mitchell

COMPLIANCE WITH SECTION 16

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

                Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR THE YEAR 2008 PROXY STATEMENT

                In order to be eligible for inclusion in next year’s proxy materials for the annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our executive office located at 375 North Willowbrook Road, Coldwater, Michigan 49036, on or before November 24, 2007. Any shareholder proposals received after December 19, 2007, but on or before January 19, 2008, may be considered for presentation at next year’s annual meeting although not included in the proxy statement. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from April 17, 2008, the shareholder proposal must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.

                All shareholder proposals for inclusion in Monarch Community Bancorp, Inc.’s proxy materials may be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal, regardless of whether included in our proxy materials, Monarch Community Bancorp’s articles of incorporation and bylaws and Maryland law.

                Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

By Order of the Board of Directors,

Andrew J. Van Doren Corporate Secretary
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